WINTHROP REALTY TRUST ANNOUNCES RESULTS FOR
FOURTH QUARTER AND FULL YEAR 2009 AND DECLARES REGULAR QUARTERLY CASH DIVIDEND

FOR IMMEDIATE RELEASE

Boston, Massachusetts – March 4, 2010 – Winthrop Realty Trust (NYSE:FUR) announced today financial and operating results for the fourth quarter and full year ended December 31, 2009.  All per share amounts are on a diluted basis.

2009 Fourth Quarter Highlights and Recent Events

●
The Company reported a net loss attributable to Common Shares of $6.0 million or $0.34 per share loss for the quarter ended December 31, 2009, compared with a net loss of $52.7 million or $3.34 per common share for the quarter ended December 31, 2008.

●
As of December 31, 2009, cash, cash equivalents and restricted cash were $76.0 million as compared to $73.6 million at the end of 2008, inclusive of net proceeds of approximately $40.2 million from the Company’s rights offering which was consummated in November 2009.

●	As of December 31, 2009, held REIT securities with an aggregate value of $52.6 million, compared with $36.7 million at December 31, 2008.

●	Recorded a realized gain of $2.1 million on securities sold during the fourth quarter of 2009 and an unrealized gain of $3.9 million on securities held at December 31, 2009.

●
In December 2009, acquired for a gross price of $15.6 million, junior participations or rake bonds in three first mortgage loans and one mezzanine loan, which have an aggregate outstanding balance of $34.8 million.  Each loan or bond is secured by either a class A office building located in New York City, a class A office building located in the greater Los Angeles metro market, the Beverly Hills Hilton Hotel or a retail condominium building located in New York City.

●
As of December 31, 2009, reduced the Company’s overall debt and preferred shares redemption obligations by approximately 16.5%, or $49.6 million, to $250.2 million.   Additionally, an affiliate of Fairholme Capital Management LLC recently exercised its right to convert its 400,000 Series C Preferred Shares into 714,400 Common Shares, which conversion is based on a conversion price of $14.00 per share, thereby further reducing the Company’s 2012 redemption obligation by $10  million.

●	Declared a regular quarterly cash dividend for the fourth quarter of 2009 of $0.1625 per Common Share which was paid on January 15, 2010.

●
In January 2010, executed new leases for 95% of the Jacksonville, Florida property, 100% of the Andover, Massachusetts property and 100% of the Burlington, Vermont office property, aggregating 707,000 square feet.

Fourth Quarter 2009 Financial Results

Net loss applicable to Common Shares for the quarter ended December 31, 2009 was $6.0 million, or $0.34 per Common Share loss, compared with a net loss of $52.7 million, or $3.34 per Common Share loss, for the quarter ended December 31, 2008.  The loss for the period was primarily the result of a $10.0 million impairment loss on its Churchill, Pennsylvania property and a $2.5 million other-than-temporary impairment loss on one of its Marc Realty equity investments.  During the quarter the Company reported $6.0 million in gains recognized on REIT securities carried at fair value.  The gains on securities consisted of $2.1 million of realized gains and $3.9 million of unrealized gains.

For the quarter ended December 31, 2009, the Company reported negative Funds from Operations (FFO) applicable to Common Shares of $2.0 million, or $0.11 negative FFO per Common Share, compared with a negative FFO of $51.2 million, or $3.25 negative FFO per Common Share, for the quarter ended December 31, 2008.  Adjusting FFO for certain items that affect comparability which are listed in the table below, FFO for the quarter ended December 31, 2009 was $9.8 million or $0.50 per Common Share, compared with FFO of $7.0 million, or $0.37 per Common Share for the quarter ended December 31, 2008.

	Quarter Ended December 31,
(Amounts in thousands)	2009 (unaudited)	2008 (unaudited)
FFO applicable to Common Shares (1)	$(1,999)	$(51,209)

Items that affect comparability (income) expense:
Non-cash asset write-downs:
Impairment loss on investments in real estate	10,000	2,100
Provision for loss on loans receivable	-	1,179
Preferred equity impairment	-	5,512
Impairment of equity investment in Lex-Win Concord	-	36,543
Impairment of equity investment in Marc Realty	2,500	-
Loan loss and impairments from partially
owned entity – Lex-Win Concord	-	19,832
Net (gain) loss on sale of preferred equity	84	(245)
Net gain on extinguishment of debt	(1,456)	(6,284)
Net gain on extinguishment of debt from partially
owned entity – Lex-Win Concord	-	(1,453)

Total items that affect comparability	11,128	57,184

Series C preferred dividend	147	-
Series B-1 preferred interest	474	1,000

FFO as adjusted for comparability	$9,750	$6,975

Basic weighted average Common Shares	17,608	15,747
Series B-1 Preferred Shares	1,150	3,026
Series C Preferred Shares	644	-
Stock options	-	1
Diluted weighted average Common Shares	19,402	18,774

Per Common Share	$0.50	$0.37
_______________________
(1)	See page 6 for a reconciliation of net income to FFO for the quarters ended December 31, 2009 and 2008.

Year Ended December 31, 2009 Financial Results

Net loss applicable to Common Shares for the year ended December 31, 2009 was $84.5 million or $5.19 per Common Share loss as compared with a net loss of $68.2 million or $4.59 per Common Share for the year ended December 31, 2008.  The loss for the period was primarily the result of a $98.6 million loss from the Company’s equity investment in Lex-Win Concord, a $10 million impairment loss on the Churchill, Pennsylvania property and a $2.5 million other-than-temporary impairment loss on one of its Marc Realty equity investments.  These losses were partially offset by $23.3 million of gains recognized on its REIT securities carried at fair value.  The gains on securities consisted of $5.4 million of realized gains and $17.9 million of unrealized gains.

Negative FFO for the year ended December 31, 2009 was $70.4 million, or $4.32 negative FFO per Common Share, compared with negative FFO of $57.7 million, or $3.88 negative FFO per Common Share for December 31, 2008.  Adjusting FFO for certain items that affect comparability which are listed in the table below, FFO for the years ended December 31, 2009 and 2008 was $47.2 million or $2.62 per Common Share and $33.0 million or $1.77 per Common Share, respectively.

	Year Ended December 31,
(Amounts in thousands)	2009 (unaudited)	2008 (unaudited)
FFO applicable to Common Shares (1)	$(70,392)	$(57,667)

Items that affect comparability (income) expense:
Non-cash asset write-downs:
Impairment loss on investments in real estate	10,000	2,100
Provision for loss on loans receivable	2,152	1,179
Impairment loss on real estate loan available for sale	203	-
Available for sale securities impairment	-	207
Preferred equity impairment	4,850	7,512
Impairment of equity investment in Lex-Win Concord	31,670	36,543
Impairment of equity investment in Marc Realty	2,500	-
Loan loss and impairments from partially
owned entity – Lex-Win Concord	71,390	52,443
Net gain on sale of preferred equity	(650)	(1,160)
Net gain on extinguishment of debt	(7,138)	(6,284)
Net gain on extinguishment of debt from partially
owned entity – Lex-Win Concord	-	(7,802)

Total items that affect comparability	114,977	84,738

Series C preferred dividend	147	-
Series B-1 preferred interest	2,460	5,931

FFO as adjusted for comparability	$47,192	$33,002

Basic weighted average Common Shares	16,277	14,866
Series B-1 Preferred Shares	1,563	3,768
Series C Preferred Shares	162	-
Stock options	-	9
Diluted weighted average Common Shares	18,002	18,643

Per Common Share	$2.62	$1.77
_______________________
(1)	See page 6 for a reconciliation of net income to FFO for the years ended December 31, 2009 and 2008.

Supplemental Financial Information

Further details regarding financial results, properties and tenants can be accessed at www.winthropreit.com in the Investor Relations section.

First Quarter 2010 Dividend Declaration

The Company’s Board of Trustees is announcing that it has declared a dividend for the first quarter of 2010 of $0.1625 per Common Share payable on April 15, 2010 to common shareholders of record on March 31, 2010.

The Company also has declared the regular quarterly cash dividend of $0.40625 per Series B-1 Preferred Share and per Series C Preferred Share which is payable on April 29, 2010 to the holders of Series B-1 Preferred Shares or Series C Preferred Shares, as applicable, of record on March 31, 2009.

Conference Call Information

The Company will host a conference call to discuss its fourth quarter and year end 2009 results today, Thursday, March 4, 2010 at 2:00 pm Eastern Time.  Interested parties may access the live call by dialing (877) 407-9205 or (201) 689-8054, or via the Internet at www.winthropreit.com within the News and Events section.

A replay of the call will be available through April 5, 2010 by dialing (877) 660-6853; account #286, confirmation #339728.  An online replay will also be available through April 5, 2010.

About Winthrop Realty Trust

Winthrop Realty Trust is a real estate investment trust (REIT) that owns, manages and lends to real estate and related investments, both directly and through joint ventures.  Winthrop Realty Trust is listed on the New York Stock Exchange and trades under the symbol “FUR.”  The Company has executive offices in Boston, Massachusetts and Jericho, New York. For more information please visit www.winthropreit.com.

Forward-Looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995.  The statements in this release state the Company’s and management's hopes, intentions, beliefs, expectations or projections of the future and are forward-looking statements for which the Company claims the protections of the safe harbor for forward-looking statements under the Private Securities Litigation Reform Act of 1995.  It is important to note that future events and the Company’s actual results could differ materially from those described in or contemplated by such forward-looking statements.  Factors that could cause actual results to differ materially from current expectations include, but are not limited to, (i) general economic conditions, (ii) the inability of major tenants to continue paying their rent obligations due to bankruptcy, insolvency or general downturn in their business, (iii) local real estate conditions, (iv) increases in interest rates, (v) increases in operating costs and real estate taxes, (vi) changes in accessibility of debt and equity capital markets and (vii) defaults by borrowers on loans.  Additional information concerning factors that could cause actual results to differ materially from those forward-looking statements is contained from time to time in the Company's filings with the Securities and Exchange Commission, copies of which may be obtained from the Company or the Securities and Exchange Commission.  The Company refers you to the documents filed by the Company from time to time with the Securities and Exchange Commission, specifically the section titled "Risk Factors" in the Company's most recent Annual Report on Form 10-K, as may be updated or supplemented in the Company's Form 10-Q filings, which discuss these and other factors that could adversely affect the Company's results.

Condensed Financial Results

Financial results for the three months and year ended December 31, 2009 and 2008 are as follows (in thousands except per share amounts):

	Three Months Ended December 31,		Years Ended December 31,
	2009	2008	2009	2008
	(unaudited)	(unaudited)	(unaudited)
Revenue
Rents and reimbursements	$9,558	$10,476	$40,605	$42,088
Interest and dividends	874	1,186	7,336	2,448
	10,432	11,662	47,941	44,536

Expenses
Property operating	1,550	1,716	7,043	6,768
Real estate taxes	573	315	2,542	2,428
Depreciation and amortization	2,647	2,942	10,779	11,766
Interest	3,919	5,083	16,664	21,963
Impairment loss on investments in real estate	10,000	2,100	10,000	2,100
Impairment loss on available for sale securities	-	-	-	207
Provision for loss on loans receivable	-	1,179	2,152	1,179
General and administrative	2,166	1,768	7,303	6,887
State and local taxes	(54)	95	157	330
	20,801	15,198	56,640	53,628

Other income (loss)
Loss from preferred equity investments	-	(4,163)	(2,108)	(1,645)
Equity in loss of equity investments	(2,891)	(53,112)	(103,092)	(69,310)
Gain (loss) on sale of available for sale securities	-	(449)	-	1,580
Gain on sale of mortgage-backed securities	-	-	-	454
Gain on sale of securities carried at fair value	2,142	-	5,416	-
Gain on sale of other assets	-	-	-	24
Gain on early extinguishment of debt	1,164	6,284	6,846	6,284
Unrealized gain on securities carried at fair value	3,852	24	17,862	24
Impairment loss on real estate loan available for sale	-	-	(203)	-
Interest income	27	245	172	1,670
Other income	-	499	-	499
	4,294	(50,672)	(75,107)	(60,420)

Loss from continuing operations	(6,075)	(54,208)	(83,806)	(69,512)

Discontinued operations
Income (loss) from discontinued operations	566	(40)	184	12
Gain on early extinguishment of debt	-	-	292	-
Gain on sale of real estate	-	1,807	-	1,807
Income from discontinued operations	566	1,767	476	1,819

Consolidated net loss	(5,509)	(52,441)	(83,330)	(67,693)
Income attributable to non-controlling interest	(366)	(219)	(1,017)	(483)
Net loss attributable to Winthrop Realty Trust	(5,875)	(52,660)	(84,347)	(68,176)
Income attributable to non-controlling redeemable preferred interest	(147)	-	(147)	-
Net loss attributable to Common Shares	$(6,022)	$(52,660)	$(84,494)	$(68,176)

Comprehensive loss
Consolidated net loss	$(5,509)	$(52,441)	$(83,330)	$(67,693)
Change in unrealized gain (loss) on available for sale securities	(2)	(466)	19	1,662
Change in unrealized gain on mortgage-backed securities	-	-	-	190
Change in unrealized gain (loss) on interest rate derivative	137	(534)	543	(743)
Change in unrealized gain (loss) from equity investments	-	(9,602)	26,174	(6,137)
Less reclassification adjustment included in net income	-	425	-	(2,058)
Comprehensive loss	$(5,374)	$(62,618)	$(56,594)	$(74,779)

Per Common Share Data – Basic:
Loss from continuing operations	$(0.37)	$(3.46)	$(5.22)	$(4.71)
Income from discontinued operations	0.03	0.12	0.03	0.12
Net loss	$(0.34)	$(3.34)	$(5.19)	$(4.59)

Per Common Share Data – Diluted:
Loss from continuing operations	$(0.37)	$(3.46)	$(5.22)	$(4.71)
Income from discontinued operations	0.03	0.12	0.03	0.12
Net loss	$(0.34)	$ (3.34)	$(5.19)	$(4.59)

Basic Weighted-Average Common Shares	17,608	15,747	16,277	14,866

Diluted Weighted-Average Common Shares	17,608	15,747	16,277	14,866

Funds From Operations:

The following presents a reconciliation of net loss to funds from operations for the three months and year ended December 31, 2009 and 2008 (in thousands, except per share amounts):

	For the Three Months Ended		For the Year Ended
	December 31,		December 31,

	2009 (unaudited)	2008 (unaudited)	2009 (unaudited)	2008 (unaudited)

Net loss attributable to Winthrop Realty Trust	$(5,875)	$(52,660)	$(84,347)	$(68,176)
Real estate depreciation	1,704	1,709	6,688	6,715
Amortization of capitalized leasing costs	959	1,262	4,226	5,160
Real estate depreciation and amortization of unconsolidated interests	2,169	1,109	6,379	3,699
Less: Non-controlling interest share of depreciation and amortization	(809)	(822)	(3,191)	(3,258)
Gain on sale of real estate	-	(1,807)	-	(1,807)

Funds from operations	(1,852)	(51,209)	(70,245)	(57,667)

Series C preferred dividends	(147)	-	(147)	-

Funds from operations applicable to Common Shares	$(1,999)	$(51,209)	$(70,392)	$(57,667)

Weighted-average Common Shares	17,608	15,747	16,277	14,866

Diluted weighted-average Common Shares	17,608	15,747	16,277	14,866

Fund from operations per Common Share – diluted	$(0.11)	$(3.25)	$(4.32)	$(3.88)

FFO is computed in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”).  NAREIT defines FFO as net income or loss determined in accordance with Generally Accepted Accounting Principles (“GAAP”), excluding extraordinary items as defined under GAAP and gains or losses from sales of previously depreciated operating real estate assets, plus specified non-cash items, such as real estate asset depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.  FFO and FFO per diluted share are used by management, investors and industry analysts as supplemental measures of operating performance of equity REITs. FFO and FFO per diluted share should be evaluated along with GAAP net income and income per diluted share (the most directly comparable GAAP measures), as well as cash flow from operating activities, investing activities and financing activities, in evaluating the operating performance of equity REITs.  Management believes that FFO and FFO per diluted share are helpful to investors as supplemental performance measures because these measures exclude the effect of depreciation, amortization and gains or losses from sales of real estate, all of which are based on historical costs which implicitly assumes that the value of real estate diminishes predictably over time.  Since real estate values instead have historically risen or fallen with market conditions, these non-GAAP measures can facilitate comparisons of operating performance between periods and among other equity REITs. FFO does not represent cash generated from operating activities in accordance with GAAP and is not necessarily indicative of cash available to fund cash needs as disclosed in the Company’s Consolidated Statements of Cash Flows.  FFO should not be considered as an alternative to net income as an indicator of the Company’s operating performance or as an alternative to cash flows as a measure of liquidity.  In addition to FFO, the Company also discloses FFO before certain items that affect comparability.  Although this non-GAAP measure clearly differs from NAREIT’s definition of FFO, the Company believes it provides a meaningful presentation of operating performance.  A reconciliation of net income to FFO is provided above.  In addition, a reconciliation of FFO to FFO before certain items that affect comparability is provided on page 2 and 3 of this press release.

Consolidated Balance Sheets:
(in thousands, except share data)

	December 31,
	2009	2008
	(unaudited)
ASSETS
Investments in real estate, at cost
Land	$20,659	$21,344
Buildings and improvements	228,419	246,362
	249,078	267,706
Less: accumulated depreciation	(31,269)	(25,901)
Investments in real estate, net	217,809	241,805

Cash and cash equivalents	66,493	59,238
Restricted cash held in escrows	9,505	14,353
Loans receivable, net of allowances of $0 and $2,455, respectively	26,101	22,876
Accounts receivable, net of allowances of $565 and $225, respectively	14,559	14,028
Securities carried at fair value	52,394	36,516
Loan securities carried at fair value	1,661	-
Available for sale securities, net	203	184
Preferred equity investment	4,012	50,624
Equity investments	73,207	92,202
Lease intangibles, net	22,666	25,929
Deferred financing costs, net	1,495	3,218
Assets of discontinued operations	3,087	-
Deposit	-	17,081
Other assets	-	40
TOTAL ASSETS	$493,192	$578,094

LIABILITIES
Mortgage loans payable	$216,767	$229,737
Series B-1 Cumulative Convertible Redeemable Preferred Shares, $25 per share liquidation preference; 852,000 and 2,413,105 shares authorized and outstanding at December 31, 2009 and 2008, respectively	21,300	60,328
Note payable	-	9,800
Accounts payable and accrued liabilities	7,401	8,596
Dividends payable	3,458	5,934
Deferred income	48	795
Below market lease intangibles, net	2,849	3,696
TOTAL LIABILITIES	251,823	318,886

COMMITMENTS AND CONTINGENCIES

NON-CONTROLLING REDEEMABLE PREFERRED INTEREST
Series C Cumulative Convertible Redeemable Preferred Shares, $25 per share liquidation preference, 544,000 shares authorized and outstanding at December 31, 2009	12,169	-
Total non-controlling redeemable preferred interest	12,169	-

EQUITY
Winthrop Realty Trust Shareholder’s Equity:
Common Shares, $1 par, unlimited shares authorized; 20,375,483 and 15,754,495 issued and outstanding in 2009 and 2008, respectively	20,375	15,754
Additional paid-in capital	498,118	460,956
Accumulated distributions in excess of net income	(301,317)	(213,284)
Accumulated other comprehensive loss	(87)	(15,176)
Total Winthrop Realty Trust Shareholder’s Equity	217,089	248,250
Non-controlling interests	12,111	10,958
Total Equity	229,200	259,208
TOTAL LIABILITIES AND EQUITY	$493,192	$578,094

Further details regarding the Company’s results of operations, properties, joint ventures and tenants are available in the Company’s Form 10-K for the year ended December 31, 2009 which will be filed with the Securities and Exchange Commission and will be available for download at the Company’s website www.winthropreit.com or at the Securities and Exchange Commission website www.sec.gov.

# # #

Contact Information:

Winthrop Realty Trust

Thomas Staples
Chief Financial Officer
(617) 570-4614